Exhibit 10.2

CHASE CORPORATION

Long Term Incentive Plan

Award Design and Grant Process

Fiscal Year Ending August 31, 2008

Key Provisions

•                  Long term incentive:  performance shares

•                  Performance measures:  Earnings Before Tax (EBT) as approved by the Board of Directors

•                  Performance measurement period:  September 1, 2007 through August 31, 2008

•                  Vesting:  2 years after performance measurement period (August 31, 2010)

•                  Grant date:  first day of measurement period

•                  Stock price for award:  closing price for last trading day prior to grant date ($17.27)

•                  Threshold:  the point at which an award is earned (80% of target).  Between threshold and target the award increases on a pro-rata basis.

•                  Stretch area:  performance in excess of target awarded at a higher rate (150% for 120% achievement) with no cap.

•                  Termination provisions

Termination Event	Vesting	Payment in Shares
Retirement	Pro-rated	Paid as scheduled
Voluntary	All shares forfeit	No payment
Without cause	Pro-rated	Paid as scheduled
With cause	All shares forfeit	No payment
Upon change of control	Acceleration at target	Paid at change of control
Death or disability	Pro-rated	Paid as scheduled

Example:
Grant 1000 performance shares
Stock price (8/31/07) is $17.27
Threshold is 80% of target
Stretch area pays out pro-rata at rate of 150% for 120% achievement.

Performance	EBT	Payout % of Target	Vesting Shares
Threshold	80% of Target	50%	500
Target	100% of Target	100%	1000
Stretch at 120%	120% of Target	150%	1500

•                  Eligibility:  Recommended award levels @ Target

Participant	Shares @ Target

Peter R. Chase (CEO)	26,962

Adam P. Chase (COO)	9,357

Terry M. Jones (CMO)	6,809

Kenneth L. Dumas (CFO)	5,472

Total	48,600

Pre-tax expense at target is 48,600 @ $17.27=$839,322 spread over 3 years.

Award opportunities are set annually and the plan is subject to the approval of the Compensation and Management Development (C&MD) Committee and may be modified from time to time.

FY 2008 SCHEDULE

•                  Q4/07      Board approves continuance of plan and sets grant date

•                  Q1/08      Goals and awards proposed by management for 2008

•                  Q1/08      C&MD Committee reviews and approves 2007 vesting and 2008 plan

•                  Q1/09      Management presents assessment of goal achievement and 2009 proposal

•                  Q1/09      C&MD Committee approves 2008 vesting and 2009 goals/awards

•                  Q4/10      Vested 2008 shares are released to participant